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Exhibit (a)(1)(iii)

         Notice of Guaranteed Delivery
for
Tender of Common Units
Representing Limited Partner Interests
in
Buckeye GP Holdings L.P.
to
BGH GP Holdings, LLC

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, DECEMBER 5, 2008, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Units (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Computershare Trust Company, N.A. (the "Depositary") on or prior to the Expiration Date (as defined in "The Offer—Section 1. Terms of the Offer" of the Offer to Purchase (as defined below)). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See "The Offer—Section 3. Procedures for Accepting the Offer and Tendering Units" of the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Mail:	By Facsimile Transmission: (For Eligible Institutions Only)	By Hand or Overnight Courier:
Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 43014 Suite 3V Providence, RI 02940-3014	(617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare Trust Company, N.A. Attn: Corporate Actions 250 Royall Street Suite 3V Canton, MA 02021

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in "The Offer—Section 3. Procedures for Accepting the Offer and Tendering Units" of the Offer to Purchase) and certificates for Units to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to BGH GP Holdings, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 5, 2008 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of common units (the "Units") representing limited partner interests in Buckeye GP Holdings L.P., a Delaware limited partnership, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Units:

Certificate No(s) (if available):

☐ Check if securities will be tendered by book-entry transfer
Name of Tendering Institution:

Account No.:

Dated:

SIGN HERE
Name(s) of Record Holder(s):

(please print)
Address(es):

(Zip Code)
Area Code and Telephone No(s):

(Signature(s))

 GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, (a) represents that the above named person(s) "own(s)" the Units tendered hereby within the meaning of Rule 14e-4 ("Rule 14e-4") under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Units complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Units, in proper form for transfer, or to deliver Units pursuant to the procedure for book-entry transfer into the Depositary's account at The Depositary Trust Company, in either case together with the Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in "The Offer—Section 3. Procedures for Accepting the Offer and Tendering Units" of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:
Address:
(Zip Code):
Area Code and Tel. No.

(Authorized Signature)
Title:
Name:
(Please type or print)

Dated:

NOTE: DO NOT SEND CERTIFICATES FOR UNITS WITH THIS NOTICE. CERTIFICATES FOR UNITS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(iii)
THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
GUARANTEE (Not to be used for signature guarantee)